Exhibit 99.1

Vicarious Surgical Reports Third Quarter 2025 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – November 12, 2025 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced financial results for the third quarter ended September 30, 2025. Management will host a corresponding conference call at 4:30 p.m. ET today, November 12, 2025.

“Since stepping into this role three months ago, my focus has been on sharpening our execution and capital discipline strategies,” said Stephen From, Chief Executive Officer. “We’ve made important progress toward design freeze and have commenced implementation of a detailed plan to reduce our burn rate while keeping development timelines on track. I look forward to providing continued updates as we move through this next phase. Additionally, we are pleased to have raised $5.9 million in gross proceeds in a registered direct offering in October, allowing us to further support our operations and accomplish our goals.”

Third Quarter 2025 Financial Results

●	Total operating expenses were $11.5 million in the third quarter of 2025, compared to $17.8 million in the third quarter of 2024, a decrease of 35%.

●	Research and development expenses in the third quarter of 2025 were $8.0 million, compared to $10.8 million in the third quarter of 2024, a decrease of 26%.

●	General and administrative expenses in the third quarter of 2025 were $3.2 million, compared to $5.7 million in the third quarter of 2024, a decrease of 45%.

●	Sales and marketing expenses in the third quarter of 2025 were $0.4 million, compared to $1.2 million in the third quarter of 2024, a decrease of 71%.

●	GAAP net loss in the third quarter of 2025 was $11.1 million, or GAAP net loss per share of $1.86. This compares to GAAP net loss in the third quarter of 2024 of $17.1 million, or GAAP net loss per share of $2.90. Non-GAAP adjusted net loss in the third quarter of 2025 was $11.3 million, or adjusted net loss per share of $1.91. This compares to non-GAAP adjusted net loss in the third quarter of 2024 of $17.0 million, or adjusted net loss per share of $2.87.

●	The Company had $13.4 million of cash and investments as of September 30, 2025. The Company’s cash burn rate for the third quarter of 2025 was $10.5 million.

Full Year 2025 Cash Burn Guidance

●	Vicarious Surgical expects full year 2025 cash burn of approximately $50 million.

Conference Call

Vicarious Surgical will host a conference call today, Wednesday, November 12, 2025, at 4:30 p.m. ET to discuss its third quarter 2025 financial results. The call may be accessed through an operator by dialing +1 833-470-1428 for domestic callers or +1 404-975-4839 for international callers, using access code: 623856. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and has receiving backing from technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com. Visit us on LinkedIn here.

In accordance with guidance provided by the SEC regarding use by a company of its websites and social media channels as a means to disclose material information to investors and to comply with its disclosure obligations under Regulation FD, the Company hereby notifies investors, the media and other interested parties that it intends to continue to use its investor relations website (https://investor.vicarioussurgical.com/), its LinkedIn page (https://linkedin.com/company/vicarious-surgical/) and its X feed (@VicariousSurg) to publish important information about the Company, including information that may be deemed material to investors. The list of social media channels that the Company uses may be updated on its investor relations website from time to time. The Company encourages investors, the media, and other interested parties to review the information the Company posts on its website and social media channels as described above, in addition to information announced by the Company through its SEC filings, press releases and public conference calls and webcasts.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(11,058)	$(17,091)	$(39,667)	$(49,297)
Change in fair value of warrant liabilities	287	(138)	234	(415)
Adjusted net loss	(11,345)	(16,953)	(39,901)	(48,882)
Adjusted EPS, basic and diluted	$(1.91)	$(2.87)	$(6.72)	$(8.32)
Weighted average shares, basic and diluted	5,954,405	5,899,616	5,939,138	5,876,626

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, progress to design freeze, potential reductions to cash burn rate, expected cash burn for fiscal year 2025, the potential to enhance patient outcomes, and development timelines, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

ir@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$7,993	$10,800	$26,458	$31,692
Sales and marketing	350	1,208	1,740	3,546
General and administrative	3,160	5,747	12,571	16,339
Total operating expenses	11,503	17,755	40,769	51,577
Loss from operations	(11,503)	(17,755)	(40,769)	(51,577)
Other income (expense):
Change in fair value of warrant liabilities	287	(138)	234	(415)
Interest and other income	158	802	868	2,695
Loss before income taxes	(11,058)	(17,091)	(39,667)	(49,297)
Provision for income taxes	—	—	—	—
Net loss	$(11,058)	$(17,091)	$(39,667)	$(49,297)
Net loss per share of Class A and Class B common stock, basic and diluted	$(1.86)	$(2.90)	$(6.68)	$(8.39)
Weighted average shares, diluted	5,954,405	5,899,616	5,939,138	5,876,626
Other comprehensive income/(loss):
Net unrealized income/(loss) on investments	8	175	(42)	114
Other comprehensive income/(loss)	8	175	(42)	114
Comprehensive net loss	$(11,050)	$(16,916)	$(39,709)	$(49,183)

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$3,164	$9,737
Short-term investments	10,250	39,360
Prepaid expenses and other current assets	1,661	2,601
Total current assets	15,075	51,698
Restricted cash	936	936
Property and equipment, net	3,475	4,476
Right-of-use assets	9,822	10,560
Other long-term assets	39	49
Total assets	$29,347	$67,719

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$915	$1,166
Accrued expenses	905	5,283
Lease liabilities, current portion	1,356	1,218
Total current liabilities	3,176	7,667
Lease liabilities, net of current portion	11,530	12,567
Warrant liabilities	553	787
Total liabilities	15,259	21,021
Stockholders’ equity:
Class A Common stock	15	15
Class B Common stock	2	2
Additional paid-in capital	249,665	242,566
Accumulated other comprehensive income	8	50
Accumulated deficit	(235,602)	(195,935)
Total stockholders’ equity	14,088	46,698
Total liabilities and stockholders’ equity	$29,347	$67,719

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